SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

May 28, 2002
Date of Report (date of earliest event reported)

GADZOOX NETWORKS, INC.
(Exact name of Registrant as specified in its charter)

Delaware
(State of other jurisdiction of incorporation)

000-26541	77-0308899

(Commission File)	(IRS Employer Identification Number)

5850 Hellyer Avenue
San Jose, CA 95138
(Address of principal executive offices, including zip code)

(408) 360-4950
(Registrant’s telephone number, including area code)

ITEM 5.   OTHER EVENTS

         On May 28, 2002, Gadzoox Networks, Inc. issued a press release announcing that it received a letter from Nasdaq notifying Gadzoox that it has not met certain requirements for continued listing on The Nasdaq National Market. Gadzoox has requested a hearing with Nasdaq, and the stock will remain listed on The Nasdaq National Market at least until the date of the hearing, which has not yet been determined. The press release is attached as Exhibit 99.1 to this report on Form 8-K.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

         (c)  Exhibits. The following exhibits are filed with this report.

Exhibit Number	Description
99.1	Press Release, dated May 28, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GADZOOX NETWORKS, INC.

Date: May 28, 2002	By: /s/ Barbara Velline
Barbara Velline Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release, dated May 28, 2002, of Gadzoox Networks, Inc.